Exhibit 10.43

                              ASSIGNMENT AGREEMENT

     THIS ASSIGNMENT AGREEMENT (the "Assignment") is entered into as of the 15th day of December, 1999 by and between Wade Cook Financial Corporation, a Nevada corporation ("WCFC"), and Never Ending Wealth, L.P., a Nevada limited partnership ("NEW") (collectively, the "Parties").

                                    Recitals

     A. WCFC entered into an Open-Ended Product Agreement dated March 20, 1998 (the "Product Agreement") with Wade B. Cook, a married individual ("Cook"), pursuant to which Cook granted WCFC an exclusive license to certain intellectual property in exchange for royalties. Cook assigned his rights to such royalties to NEW.

     B. WCFC currently owes NEW royalties under the Product Agreement.

     C. Certain of WCFC's subsidiaries have assigned to WCFC all of their right, title and interest as holders of eight separate Promissory Notes, which are described in Exhibit A attached hereto and incorporated herein by reference (the "Notes").

     D. WCFC desires to assign all of its right, title and interest in the Notes, and NEW desires to accept same, as payment toward royalties due under the Product Agreement, on the terms set forth below.

                                   Agreements

     In consideration of the foregoing recitals, the mutual covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1. Assignment and Acceptance. WCFC hereby assigns, sets over, transfers, conveys, and sells to NEW all of WCFC's right, title, and interest in and to the Notes as payment toward royalties due under the Product Agreement. NEW hereby accepts such assignment. For purposes of calculating the amount paid toward royalties due under the Product Agreement, the Parties agree that the aggregate value of the Notes is $786,337.67 payment toward royalties of $786,337.67 pursuant to this Assignment.

          1.1 Delivery of Notes. WCFC agrees to deliver to NEW each of the original Notes properly endorsed as necessary to effectively transfer ownership of the Notes to NEW as contemplated hereby as soon as reasonably practicable to do so.

     2. Representations and Warranties. WCFC represents and warrants that WCFC has good and marketable title to the interests conveyed hereby; that WCFC has full and lawful authority to assign such interests; and that WCFC will defend the assignment under this Assignment against all persons claiming the same or any part thereof, and indemnify and hold


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harmless NEW from and against any and all loss, expense or liability  (including attorneys' fees and costs of court) arising from any such claim. In the event of such a claim, upon WCFC's written request, NEW shall make available to WCFC such original documents, or copies thereof, as are necessary to defend such a claim, and shall cooperate with WCFC as reasonably necessary, at no expense to NEW, to defend such a claim.

     3. Indemnification. WCFC hereby agrees to indemnify NEW from any and all claims, actions, causes of action, damages, costs, expenses, liabilities and other obligations (including without limitation all attorneys' fees and costs of court) incurred or sustained by NEW as a result of any default by WCFC under the terms of this Assignment.

     4. Binding Effect. This Assignment shall inure to and be binding upon the Parties and their respective successors and assigns.

     5. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Washington.

     6. Facsimile Transmission. Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as transmission of an original. At the request of any party hereto, the Parties will confirm signatures transmitted by facsimile by signing an original document.

     7. Counterparts. This Assignment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     EXECUTED as of the date first written above.

                              WADE COOK FINANCIAL CORPORATION
                              a Nevada corporation

                              By:  /s/ [illegible]
                                  ---------------------------------------
                              Its: CFO
                                   --------------------------------------

                              NEVER ENDING WEALTH, L.P., a Nevada limited partnership


                              By: /s/ Wade B. Cook
                                  ---------------------------------------

                              Its:  General Partner
                                    -------------------------------------


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